CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)



                               Core Systems, Inc.
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                               Name of Corporation

We the undersigned          Tasso Tsalamandris           and
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                           President or Vice President

   Tasso Tsalamandris                         Core Systems, Inc.
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Secretary or Assistant Secretary                 Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of March, 1999, adopted a resolution to amend the original articles as follows:

         Article Fourth hereby amended to read as follows:


         That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with .001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

         The number of share of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        /s/ Tasso Tsalamandris
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                                           President or Vice President


                                        /s/ Tasso Tsalamandris
                                       -----------------------------------------
                                          Secretary or Assistant Secretary


State of NEVADA

County of WASHOE

On March 11, 1999, personally appeared before me, a Notary Public
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Tasso Tsalamandris, who acknowledged that he executed the above
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instrument.

Signature /s/ U.R. Sweet
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